99 CENTS ONLY STORES(R) REPORTS EARNINGS PER SHARE OF $0.21 FOR THE SECOND QUARTER ENDED JUNE 30, 2003.

     CITY OF COMMERCE, CA -- July 22, 2003 -- 99 Cents Only Stores(R) (NYSE:NDN) reported net income of $14.8 million for the quarter ended June 30, 2003 compared to $13.5 million in the second quarter of 2002.
     Earnings per share was $0.21 in the second quarter of 2003, compared with earnings per share of $0.19 in the second quarter of 2002, with an additional
1.1  million  shares  outstanding.
     Eric Schiffer, President of the Company said, "We are pleased to report year to date earnings per share of $0.41, in line with the First Call consensus estimate from the outset of the year, and announce continued strong retail sales and same-store-sales in the second quarter of 2003.
     This is especially gratifying in light of our initial entry in Texas, which was a significant milestone for the Company. The new Houston, Texas stores have received strong initial customer support. We are also pleased to announce our new Texas distribution center is operational and servicing our Texas stores effectively."
     Total sales in the second quarter 2003 increased 23.3% to $207.0 million, compared to $167.9 million in the second quarter of 2002. Retail sales for the second quarter were $195.1 million, up $39.6 million or 25.5% from sales of $155.4 million in 2002. Ten stores opened during the latter part of the quarter, including four in Texas.
     Same-store-sales increased 9.8% in the second quarter of 2003. Same-store-sales in the second quarter were benefited by this year's shift in the Easter selling season from the first quarter in 2002 to the second quarter in 2003. Same-store-sales for the first six months of 2003 increased 7.4%.
     Total gross margin for the second quarter of 2003 was 40.0% versus 40.2% in the second quarter of 2002. Retail gross margin for the quarter was 41.2% versus 41.8% in 2002. The difference is primarily due to a lower margin for close-out merchandise and to a lesser extent due to a 35% sales growth for food related products. Year to date retail gross margin is 41.5%, same as last year.
     Eric Schiffer, President said "The gross margin for close-out merchandise will vary over time depending upon market conditions. The shift to a higher percent of food related items in our sales mix, while resulting in a slightly lower gross margin, significantly helped the Company to generate higher retail sales and same-store-sales. The Company will continue to respond to our customers' preferences by providing quality products they need at a great value."
     SG&A was 28.9% of sales in the quarter versus 27.7% last year. Higher than planned SG&A was due to several factors. The impact from the acceleration of the opening of the first six Texas stores (two each on 6/19, 6/26 and 7/3), versus the original plan of one store and pre-opening costs in Texas exceeded typical pre-opening costs because of higher costs for management recruiting, training, relocation, travel and advertising was about 35 basis points. SG&A was also affected by about 10 basis points from back-weighted store openings, with 8 stores opening in the last 12 days of the second quarter, and the acceleration of 3 stores originally scheduled for the third quarter, into late June.

     Additionally, freight and distribution costs to initially stock the Texas stores along with the Texas distribution center (DC) and extra labor in the main California DC to service the opening inventory needs for the Texas stores and DC had an impact of about 30 basis points. Non-capital maintenance, repairs, supplies and systems expenses for the Texas DC accounted for about 10 basis points. California workers compensation and related employee benefits cost increases accounted for about 25 basis points.
     The Company's tax rate has been adjusted to reflect an overall revised effective rate for the year and year to date of 38.7% giving benefit for tax credits, non-taxable interest, effective state tax rates and revision of earlier estimates.

             GUIDANCE FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2003
             -------------------------------------------------------

     Total sales for the third quarter, including wholesale sales, are projected in the range of $207 to $212 million. Comparable store sales are projected at 3% to 4%. The company plans to open 12 stores in the quarter, 3 in July, 2 in August and 7 in September, with the majority in Houston.
     Gross margin on retail sales is projected in the range of 41.0% to 41.4%, versus 41.3% in 2002. Total SG&A expenses including depreciation are projected at 28.9% to 29.2%, versus 28.0% in 2002. The tax rate is projected at 38.7% of pre-tax income. Fully diluted share count is projected at 73.4 million and EPS for the quarter is projected at a range of $0.20 to $0.21, versus 71.2 million and $0.19 in 2002.

                  GUIDANCE FOR THE YEAR ENDED DECEMBER 31, 2003
                  ---------------------------------------------

     Total sales for the year, including wholesale sales, are projected in the range of $869 to $878 million. Comparable store sales for the year are projected at 4% to 5%. The company plans to open 38 stores for the year with at least 15 in Houston.
     Gross margin on retail sales for the year is projected in the range of 41.6% to 41.8%, versus 41.7% in 2002. Total SG&A expenses including depreciation for the year are projected at 28.2% to 28.6%, versus 27.5% in 2002. The tax rate is projected at 38.7% of pre-tax income. Fully diluted share count is projected at 72.7 million and EPS for the year is projected at $0.92 to $0.96, versus 71.2 million and $0.83 in 2002.
     99 Cents Only Stores(R), the nation's oldest existing one-price retailer, operates 166 retail stores in California, Nevada, Arizona and Texas and a wholesale division called Bargain Wholesale. The Company will open its seventeenth store for the year and its first in the Northern California Bay Area on July 31, 2003 in San Leandro. 99 Only Stores(R) emphasizes name-brand quality consumables, priced at an excellent value, in attractively merchandised stores.

     This press release contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements are inherently unreliable and actual results may differ. Factors which could cause actual results to differ materially from these forward-looking statements include, changes in the competitive market place, general economic conditions, factors affecting the retail industry in general, the timing of new store openings, the ability of the Company to identify and obtain leases for new stores, the ability of the Company to acquire inventory at favorable costs and other factors discussed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                                       99 CENT ONLY STORES
                                               CONSOLIDATED STATEMENTS OF INCOME
                                                          (Unaudited)
                                        (Amounts in thousands except per share amounts)

                                                           Three Months Ended June 30             Six Months Ended June 30

                                                            2003                2002               2003              2002
                                                          --------            --------           --------          --------
Net sales:
    99 Cent Only Stores                             $195,052     94.2%  $155,436     92.6%  $379,764   94.1%  $305,083   92.2%
    Bargain Wholesale                                 11,981      5.8%    12,425      7.4%    23,691    5.9%    25,882    7.8%
                                                    --------  --------  --------  --------  --------  ------  --------  ------
                                                     207,033    100.0%   167,861    100.0%   403,455  100.0%   330,965  100.0%
Cost of sales                                        124,230     60.0%   100,298     59.8%   241,254   59.8%   199,159   60.2%
                                                    --------  --------  --------  --------  --------  ------  --------  ------
    Gross Profit                                      82,803     40.0%    67,563     40.2%   162,201   40.2%   131,806   39.8%
Selling, general and
    administrative expenses                           54,251     26.3%    42,280     25.2%   105,601   26.2%    83,263   25.1%
Depreciation & amortization                            5,483      2.6%     4,259      2.5%    10,617    2.6%     8,199    2.5%
                                                    --------  --------  --------  --------  --------  ------  --------  ------
Total operating expenses                              59,734     28.9%    46,539     27.7%   116,218   28.8%    91,462   27.6%
                                                    --------  --------  --------  --------  --------  ------  --------  ------
    Operating Income                                  23,069     11.1%    21,024     12.5%    45,983   11.4%    40,344   12.2%

Interest and other income
    (expense), net                                       832      0.4%     1,211      0.7%     2,027    0.5%     2,296    0.7%
                                                    --------  --------  --------  --------  --------  ------  --------  ------
Income  before income taxes                           23,901     11.5%    22,235     13.2%    48,010   11.9%    42,640   12.9%
Provision for income taxes                             9,065      4.3%     8,717      5.2%    18,565    4.6%    16,652    5.0%
                                                    --------  --------  --------  --------  --------  ------  --------  ------
Net income                                          $ 14,836      7.2%  $ 13,518      8.0%  $ 29,445    7.3%  $ 25,988    7.9%
                                                    ========  ========  ========  ========  ========  ======  ========  ======

Basic earnings per share
    Net income                                      $   0.21            $   0.19            $   0.42          $   0.37
                                                    ========            ========            ========          =========

Diluted earnings per share
    Net income                                      $   0.21            $   0.19            $   0.41          $   0.37
                                                    ========            ========            ========          =========

Shares used in computation of net
income per share
    Basic                                             71,038              69,888              70,754            69,726
    Diluted                                           72,346              71,275              71,942            71,100

                                  99 CENT ONLY STORES
                                    BALANCE SHEETS
                                     (Unaudited)
                                (Amounts in thousands)

                                                June 30,    December 31,  June 30,
                                                  2003         2002         2002
                                                  ----         ----         ----
ASSETS:
Cash                                            $  12,465  $       7,985  $     178
Short-term investments                            107,524        146,857    117,012
Receivables, net                                    2,546          2,753      2,977
Due from shareholder                                1,470          1,232          -
Income tax receivable                               9,057              -      4,599
Inventories                                        94,962         83,176     78,744
Other current assets                                3,722          2,869      3,504
                                                ---------  -------------  ---------
      Total current assets                        231,746        244,872    207,014

Property and Equipment, net                       164,679        127,560    114,087

Long-term investments in marketable securities     57,158         37,223     35,045

Deferred taxes                                     19,078         19,078     15,688
Other assets                                       12,336         11,177     10,916
                                                ---------  -------------  ---------
                                                   31,414         30,255     26,604
                                                ---------  -------------  ---------
      Total assets                              $ 484,997  $     439,910  $ 382,750
                                                =========  =============  =========

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current portion of capitalized lease            $      40  $          40  $      41
Accounts payable                                   16,313         16,946      7,520
Accrued expenses                                    8,704         10,157      7,543
Workers Compensation                                8,334          7,725      6,052
Income tax payable                                      -          3,518          -
                                                        -  -------------          -
      Total current liabilities                    33,391         38,386     21,156

Deferred rent                                       2,340          2,210      2,120
Deferred compensation liability                     1,563          1,102        950
Capitalized lease obligation                        1,575          1,597      1,627
                                                ---------  -------------  ---------
                                                    5,478          4,909      4,697

Shareholders' equity                              446,128        396,615    356,897
                                                ---------  -------------  ---------

Total liabilities and shareholders' equity      $ 484,997  $     439,910  $ 382,750
                                                =========  =============  =========

                                           99 CENT ONLY STORES
                                        STATEMENTS OF CASH FLOWS
                                               (Unaudited)
                                          (Amounts in thousands)
                                                                                       Six months ended
                                                                                           June 30,
                                                                                       2003       2002
                                                                                       ----       ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  29,445   $ 25,988
  Adjustment to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization. . . . . . . . . . . . . . . . . . . . . . . . .     10,617      8,199
    Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          -        (15)
    Tax benefit from exercise of non-qualified employee stock options. . . . . . .      5,801      3,122
  Changes in assets and liabilities associated with operating activities:
    Accounts receivable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        207        546
    Inventories. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (11,786)   (12,216)
    Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (1,637)      (405)
    Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (633)    (7,724)
    Accrued expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (1,453)     1,199
    Worker's compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . .        609        518
    Income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (12,575)    (3,215)
    Deferred rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        130         60
    Due (from) shareholder . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (238)    (1,655)

      Net cash provided by operating activities. . . . . . . . . . . . . . . . . .     18,487     14,402

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment. . . . . . . . . . . . . . . . . . . . . . .    (47,736)   (18,629)
  Purchases of marketable securities . . . . . . . . . . . . . . . . . . . . . . .     19,398     (3,958)
  Investments in partnerships. . . . . . . . . . . . . . . . . . . . . . . . . . .         86          -

      Net cash used in investing activities. . . . . . . . . . . . . . . . . . . .    (28,252)   (22,587)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments of capital lease obligation . . . . . . . . . . . . . . . . . . . . . .        (22)       (11)
  Proceeds from exercise of stock options. . . . . . . . . . . . . . . . . . . . .     14,267      8,142
      Net cash provided by financing activities. . . . . . . . . . . . . . . . . .     14,245      8,131
NET INCREASE (DECREASE) IN CASH . . . . . . . . . . . . . . . . . . . . . . . . .       4,480        (54)
CASH, beginning of period . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7,985        232
CASH, end of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $  12,465   $    178

NOTE TO EDITORS: 99 CENT ONLY STORES(R) NEWS RELEASES AND INFORMATION AVAILABLE ON THE WORLD WIDE WEB AT HTPP://WWW.99ONLY.COM
CONTACT: 99 CENT ONLY STORES(R), CITY OF COMMERCE, CALIFORNIA, ANDY FARINA, CFO, 323/881-9933 --99 CENTS --